UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 13, 2014
Date of earliest event reported: November 10, 2014

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
INTL FCStone Inc., as Guarantor, and its United Kingdom based subsidiary INTL FCStone Ltd., as Borrower, entered into a First Amendment to Credit Agreement with Bank of America, N.A., as Administrative Agent and a Lender, and with the lenders from time to time parties to the Credit Agreement, pursuant to which the amount available under this loan facility was maintained at $25 million and the Maturity Date was extended from November 10, 2014 to November 5, 2015. The loan proceeds will continue to be used to finance commercial customer margin calls at various futures and options exchange clearinghouses and for general corporate purposes of INTL FCStone Ltd.
The description in this report of the First Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment. A copy of the First Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1
First Amendment to Credit Agreement, made as of November 10, 2014, by and between INTL FCStone Ltd., as Borrower, INTL FCStone Inc., as Guarantor, Bank of America, N.A., as Administrative Agent and a Lender, and with the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	INTL FCStone Inc. By: /s/ Brian T. Sephton________________________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
10.1
First Amendment to Credit Agreement, made as of November 10, 2014, by and between INTL FCStone Ltd., as Borrower, INTL FCStone Inc., as Guarantor, Bank of America, N.A., as Administrative Agent and a Lender, and with the lenders party thereto.